UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2025

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 N. McCarthy Boulevard
Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 657-8747

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On November 20, 2025, Corsair Gaming, Inc. (the “Company”) announced that Gordon Mattingly was appointed to the role of Chief Financial Officer effective as of December 2, 2025 and will serve as the Company’s principal financial officer and principal accounting officer. In connection with Mr. Mattingly’s appointment, the Company also announced that Michael G. Potter, will resign as the Company’s Chief Financial Officer and principal financial officer and principal accounting officer as of December 2, 2025 and will be departing the company effective December 31, 2025 (the “Effective Date”).

At the request of the Company’s Chief Executive Officer, Mr. Potter has agreed to transition to a senior advisor role to assist in the transition of the Chief Financial Officer role until his departure from the Company. Mr. Potter is also expected to provide further transitional services to the Company from January 1, 2026 through March 31, 2026 pursuant to a consulting arrangement (the “Consulting Period”).

Chief Financial Officer Appointment

Prior to joining the Company, Mr. Mattingly, age 55, most recently served as Chief Financial Officer of Universal Audio Inc. from September 2022 to November 2025. Before joining Universal Audio, Mr. Mattingly worked at Arlo Technologies, Inc. (NYSE: ARLO), a smart home security solution provider, from July 2018 to September 2022, first as Senior Vice President, Finance and most recently as Chief Financial Officer. From 2003 through June 2018, Mr. Mattingly held various financial roles with NETGEAR, Inc. and its affiliates, most recently serving as Vice President, Financial Planning & Analysis from August 2011 through June 2018. Before joining NETGEAR, Mr. Mattingly held various European finance positions within U.S. technology companies such as RealNetworks, Inc., International Business Machines Corporation and Tivoli Systems Inc. Mr. Mattingly began his career in finance with the London audit firm of Mazars Group, where he specialized in audits at Lloyd’s of London and qualified as a member of the Institute of Chartered Accountants in England and Wales. Mr. Mattingly also qualified in 2013 as a member of the Chartered Institute of Taxation. Mr. Mattingly received a BSc in Economics and Accountancy from the University of Southampton.

The Company entered into an offer letter with Mr. Mattingly on November 14, 2025 (the “Offer Letter”) which provides that, among other things, Mr. Mattingly’s annual base salary will be $525,000. For each calendar year during the term of his employment, beginning with the 2026 calendar year, Mr. Mattingly will be eligible to participate in the Company’s Management Bonus Program with a target bonus potential of 70% of his annual base salary and a maximum payout of 140% of his annual base salary, based on the attainment of one or more pre-established performance goals.

At the time the Company’s 2026 focal grants are awarded to the Company’s executive officers, it will be recommended to the Compensation Committee that Mr. Mattingly receive the following one-time initial equity awards pursuant to the Company’s 2020 Incentive Award Plan: (i) restricted stock units (the “Mattingly RSUs”) with a target value of $1,000,000, (ii) performance-based stock units (the “Mattingly PSUs”) with a target value of $1,000,000, and (i) an option to purchase shares of the Company’s common stock (the “Mattingly Option”) with a grant date fair value of $1,000,000, based on the Black-Scholes pricing model. The number of shares of Company common stock subject to the Mattingly RSUs and PSUs will be determined for each award by dividing $1,000,000 by the 30-day trailing average of the Company’s closing stock price immediately prior to the date of grant, rounded to the nearest whole share.

The Mattingly RSUs will vest over four years commencing on December 2, 2025, with 25% of the Mattingly RSUs vesting on December 2, 2026 and 6.5% of the Mattingly RSUs vesting on each quarterly anniversary thereafter over the remaining three years. The Mattingly PSUs will vest based on such performance metrics and on the same terms as the performance stock unit awards made to all other similar situated senior executives officers for calendar year 2026, as determined by the Compensation Committee. The Mattingly Options will vest and become exercisable over four years commencing on December 2, 2025, with 25% of the shares subject to the option vesting on December 2, 2026 and 1/48th of the shares subject to the Mattingly Option vesting on each monthly anniversary thereafter. All vesting is subject to Mr. Mattingly’s continued employment with the Company through each vesting date.

The Company and Mr. Mattingly entered into the Company’s standard change in control and severance agreement, a copy of which has been included as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, pursuant to which he is eligible to receive certain payments and benefits in the event the Company terminates Mr. Mattingly’s employment without Cause (as defined therein) or resigns for Good Reason (as defined therein). The severance provided under the severance agreement provides for (a) 12 months of his base salary; (b) 100% of his target annual bonus; (c) continued healthcare coverage under our medical plan for up to 12 months and (d) full acceleration of the vesting of all of his outstanding equity awards (other than any performance-based equity awards). Mr. Mattingly must timely execute, and not revoke, a general release of all claims against the Company and our affiliates to receive the foregoing severance payments and benefits. In addition, if Mr. Mattingly materially breaches certain restrictive covenants he will forfeit his severance benefits.

The foregoing description of Mr. Mattingly’s compensation arrangement with the Company and the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025

Mr. Mattingly will also enter into the Company’s standard form of indemnification agreement, a copy of which has been included as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (originally filed with the Securities and Exchange Commission in the Company’s Registration Statement on Form S-1, as amended, Registration No. 333-248247).

Mr. Mattingly has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. He is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Michael Potter Departure and Consulting Arrangement

The Company entered into a Separation and Consulting Agreement, dated November 20, 2025 with Mr. Potter (the “Potter Transition Agreement”) pursuant to which Mr. Potter will assist in the transition of the Chief Financial Officer role until his departure from the Company, and will continue to receive his current annual base salary and continued vesting of his equity awards through the Effective Date, subject to his continued service to the Company through each applicable payment and vesting date.

Further, on the Effective Date, Mr. Potter will be eligible to receive the following separation payments and benefits, subject to Mr. Potter timely executing and not revoking a release of all claims against the Company (and abiding by non-disparagement covenant) (the “Release”): (i) beginning on the Effective Date and ending on the twelve (12) month anniversary of the Effective Date, Mr. Potter will continue to receive his base salary at the rate in effect immediately prior to the Effective Date and (ii) the Company will reimburse Mr. Potter for his COBRA premium payments for fifteen months.

If Mr. Potter satisfies the Severance Preconditions (as defined in the Potter Transition Agreement), at the conclusion of the Consulting Period Mr. Potter will be eligible to receive the following payments and benefits, subject to his execution and non-revocation of a second general release of all claims against the Company on or following March 31, 2026: (i) participation in the Company’s Management Bonus Program for the 2025 fiscal year, pursuant to which Mr. Potter shall continue to be eligible to receive a bonus, to be earned as follows: (a) for the Adjusted Operating Income and Revenue components of the bonus (75% of the total bonus combined), Mr. Potter will receive such bonus in pari pasu with all other eligible executives and (b) for the component related to personal performance (25% of the total bonus), Mr. Potter will receive such bonus based on a performance score of no less than 100%, (ii) each of Mr. Potter’s outstanding and unvested stock options (the “Potter Options”), restricted stock units (the “Potter RSUs”) and performance stock units (the “Potter PSUs”) will continue to vest in accordance with its terms during the Consulting Period, subject to Mr. Potter’s continuous service through each applicable vesting date; (iii) effective March 31, 2026, each outstanding Potter Option shall automatically become fully vested and exercisable, 100% of each outstanding Potter RSU shall become automatically vested, and 100% of the total number of Earned PSUs (as defined in the Potter Transition Agreement) earned pursuant to each outstanding Potter PSU on the basis of Company’s performance shall vest on an accelerated basis, subject to Mr. Potter’s continuous service through March 31, 2026; and (iv), effective March 31, 2026, each outstanding Option shall be amended to extend the post termination exercise period in effect for such Option, such that each Option shall remain exercisable under the earlier of (a) the expiration date of the Potter Option and (b) March 31, 2028.

The foregoing description of the Potter Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Potter Transition Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date: November 20, 2025	By:	/s/ Thi L. La
Thi L. La Chief Executive Officer and Director (Principal Executive Officer)